Exhibit 10.39 WEX INC. AMENDED AND RESTATED EXECUTIVE SEVERANCE PAY AND CHANGE IN CONTROL PLAN (Effective as of January 1, 2025, the “Effective Date”) ARTICLE 1 PURPOSE 1.1 General Purpose. The WEX Inc. Executive Separation Pay and Change in Control Plan, as set forth herein (the “Plan”), is intended to provide certain benefits for eligible executive level management employees (“Participants,” as defined below) of WEX Inc., a Delaware corporation, and its Subsidiaries (collectively, the “Company”) where the Participant is terminated by the Company without Cause (as hereinafter defined), or the Participant resigns from his or her employment with the Company for Good Reason (as hereinafter defined), as well as to provide certain enhanced benefits where such a termination of employment occurs in connection with a transaction that constitutes a Change in Control (as hereinafter defined). 1.2 Coverage Under ERISA. It is the intention of the Company that the Plan be a welfare benefit plan providing severance benefits, as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). ARTICLE 2 DEFINITIONS 2.1 Defined Terms. Whenever used in the Plan, capitalized terms shall, unless the context clearly indicates otherwise, have the same meanings set forth below: 2.1.1 “Administrator” means the Company or any Committee or person appointed or designated to act as Administrator on the Company’s behalf. 2.1.2 “Base Salary” means annual base salary, whether paid in the form of cash or otherwise, at the level paid or provided to the Participant by his or her Employer at the time the Participant’s termination of employment occurs, but does not include overtime, incentive pay, bonuses, shift premiums, commissions, and any other special or irregular forms of compensation including but not limited to stock options, restricted stock awards or restricted stock units, deferred compensation distributions, long term disability payments, benefit program reimbursements and perquisites. 2.1.3 “Board” means the board of directors of the Company. 2.1.4 “Bonus Equivalent” shall mean an amount equal to a Participant’s target annual incentive amount for the year in which the Participant’s termination of employment occurs. 2.1.5 “Cause” shall mean, in the good faith determination of the Board, any of the following:

-2- (a) A Participant’s willful failure to substantially perform his or her duties as an employee of the Company (other than any such failure resulting from incapacity due to physical or mental illness); (b) A Participant’s act of fraud, embezzlement, gross misconduct, dishonesty or similar conduct, in each case against the Company; (c) A Participant’s conviction of, indictment for, or plea of guilty or nolo contendere (or a similar plea) to, a felony or any crime involving dishonesty, breach of trust, money laundering, drug trafficking, moral turpitude or the personal enrichment of Participant at the expense of the Company; (d) A Participant’s gross negligence in the performance of his or her duties; (e) A Participant’s knowing or negligent making of a false certification to the Company pertaining to its financial statements; (f) A Participant’s willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise, including, without limitation, a Participant’s breach of fiduciary duties owed to the Company; (g) A Participant’s violation of any federal, state or local law, regulation or rule applicable to the Company and/or its employees, including, but not limited to, the rules of any self-regulatory organization of which the Company or one of its Subsidiaries or affiliates is a member or any exchange or market on which securities of the Company are listed; (h) A Participant’s inability to obtain any required approvals, licenses or certifications for the performance of work from any regulatory or self-regulatory agency; (i) A Participant’s material breach of any non-competition, non- solicitation, non-poach, intellectual property, work product, confidentiality, non-disclosure, return of property or other material covenant contained in his or her employment agreement or otherwise entered into with the Company; (j) A Participant’s act of dishonesty resulting in or intending to result in personal gain at the expense of the Company; (k) A Participant’s engaging in any material act that is intended or may be reasonably expected to harm the reputation, business prospects, or operations of the Company; or (l) A Participant’s knowing or grossly negligent violation of any provision of the Participant’s employment agreement or any knowing violation of the Company’s Code of Business Conduct and Ethics, employee handbook or other established policies.

-3- 2.1.6 A “Change in Control” shall have the meaning ascribed to this term in the LTI Plan. 2.1.7 “Change in Control Period” shall mean the period commencing ninety (90) days prior to the date of the Change in Control and ending on the first anniversary of the Change in Control. 2.1.8 “Code” means the Internal Revenue Code of 1986, as amended, and regulations issued thereunder. 2.1.9 “Employer” means the Company and its Subsidiaries, and, as to a Participant, the entity that is that Participant’s employer. 2.1.10 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and regulations issued thereunder. 2.1.11 “Good Reason” means any of the following, without the Participant’s consent: (a) The occurrence of any material breach of the Participant’s employment agreement by the Company or any of its Subsidiaries, if applicable; (b) A material reduction in a Participant’s Base Salary or annual bonus opportunity; (c) Any material failure by the Company, following a Change in Control, to vest any grants under the LTI Plan consistent with the requirements of that Plan and the terms of the Participant’s grants thereunder; (d) The Company’s failure, following a Change in Control, to obtain the assumption in writing of all of the Company’s material obligations under the Participant’s employment agreement and any of the Participant’s outstanding grants or awards by the successor to all or substantially all of the assets of the Company or any Subsidiary within 15 days after a reorganization, merger, consolidation, sale or other disposition of assets of the Company or such Subsidiary; (e) A material adverse change in a Participant’s title, functions, duties, responsibilities or authority with the Company, which change would cause the Participant’s position to become one of materially lesser responsibility, importance or scope; (f) The relocation of the Participant’s principal place of employment to an office or location more than fifty (50) miles farther from the Participant’s residence as compared to as the Participant’s principal place of employment immediately prior to such relocation or as specified at the time of the Participant’s most recent employment agreement, as applicable. Notwithstanding the foregoing, no such act, event or condition shall constitute Good Reason unless (A) the Participant has provided written notice of such act, event or condition to the

-4- Company specifying the event or condition claimed to constitute Good Reason within sixty (60) days following the initial occurrence or existence of such act, event or condition, (B) the Company has, after receipt of such notice of Good Reason from the Participant, failed to cure or correct such act, event or condition within sixty (60) days following the Company’s receipt of such notice, and (C) the Participant terminates employment within thirty (30) days after expiration of such cure period. If a Participant does not provide the Company with a written notice of termination for Good Reason within sixty (60) days of the Participant having knowledge of an act, event or condition constituting Good Reason, such act, event or condition occurrence will no longer constitute a basis for a Good Reason termination. 2.1.12 “LTI Plan” means the Company’s shareholder approved incentive plan or plans providing for equity-based compensation grants, as such plan or plans may be in effect and amended and/or superseded from time to time. 2.1.13 “Participant” means an executive employee who is classified by the Company as an active, full-time employee of the Company and who is either (i) the Chief Executive Officer of the Company, or (ii) identified and designated by the Company’s Board of Directors as an “executive officer” of the Company in accordance with Rule 3b-7 of the Securities Exchange Act of 1934, as it may be amended from time to time. 2.1.14 “Plan Year” means the calendar year. 2.1.15 “Release” means a severance agreement and general release of claims, liability and rights in favor of the Company, its parents, Subsidiaries, affiliates, divisions, successors, related companies and welfare benefit plans, and each and all of their respective current or former employees, agents, officers, directors, shareholders, members, managers, representatives, attorneys, successors, predecessors, assigns, trustees, fiduciaries, administrators and insurers, and all persons acting by, through, under or in concert with any of them, and including a non-disparagement covenant in favor of the Company and its employees, agents, officers and directors, non-solicitation of customers and clients, non-competition, non- solicitation of employees and contractors, confidentiality/non-disclosure, confidential information, intellectual property, return of property, and cooperation covenants in favor of the Company and its Subsidiaries and affiliates, and such other covenants and provisions the Administrator deems necessary and appropriate to protect the business interests and rights of the Company and its Subsidiaries and affiliates, in a form and in substance used or approved by, and satisfactory to, the Administrator. 2.1.16 “Severance Period” means the number of months of severance pay payable under the Plan to a Participant. 2.1.17 “Subsidiary” and “Subsidiaries” means all subsidiaries of the Company from time to time as determined by Administrator in its sole and absolute discretion. ARTICLE 3 PARTICIPATION 3.1 Eligibility for Participation. An executive employee will be eligible to participate in the Plan if, and only if, he or she qualifies as a Participant.

-5- 3.2 Eligibility for Benefits. A Participant shall be eligible for severance pay benefits under the Plan if his or her employment is terminated involuntarily by the Company other than for Cause, or if the Participant resigns for “Good Reason,” except that in no event shall a Participant be eligible for severance pay benefits under the Plan in the event of any of the following circumstances: 3.2.1 the transfer or assignment of a Participant to, or offer of employment (that, for the avoidance of doubt, does not otherwise trigger Sections 2.1.11(b), (e) or (f) herein) to Participant with, the Company, a Subsidiary or affiliate of the Company; 3.2.2 a Participant’s termination of employment with the Company due to: (a) the Participant’s voluntary termination or resignation (other than for Good Reason); (b) retirement; (c) death; (d) disability; or (e) failure to return from an approved leave of absence (including leaves of absence for medical reasons); or 3.2.3 a Participant’s termination of employment with the Company as a result of a court decree, a sale of stock or assets (whether in whole or in part), a merger or other combination, a spinoff or other divestiture, a management buyout, an outsourcing of a business unit or function, a reorganization, liquidation, dissolution or other winding up of a business involving the Company, provided that the Participant’s employment is continued or reinstated by an entity or organization that continues the business operations of the Company in which the Participant was employed without an extended break, or the Participant is hired by or offered employment with that entity or organization without an extended break. ARTICLE 4 SEPARATION BENEFITS 4.1 Schedule of Severance Pay Benefits. In the event a Participant’s employment with the Company or a Subsidiary is terminated by the Company without Cause, or by the Participant for Good Reason, the Participant shall, subject to the Participant’s timely execution of a Release (and not revoking the Release, if applicable), receive, in addition to any payments required by law or applicable Company policy, the following severance pay benefits: 4.1.1 An amount equal to one and one-half (1.5) times the Participant’s Base Salary, payable in bi-weekly installments or other regular installments in accordance with the Company’s payroll practices, beginning on the sixtieth (60th) day after the Participant’s termination of employment (the “Severance Payment Commencement Date”) for a period of eighteen (18) months; provided, however, that, notwithstanding the foregoing, any Participant who has been employed with the Company and identified and designated by the Company’s Board of Directors as an “executive officer” of the Company in accordance with Rule 3b-7 of the Securities Exchange Act of 1934, as it may be amended from time to time, for a period of less than six (6) months shall be entitled to one-half (0.5) times such Participant’s Base Salary (rather than one and one-half (1.5) times such Base Salary); and 4.1.2 An additional payment in the form of a one-time lump-sum cash payment, payable on or as soon as practicable following the Severance Payment Commencement Date, equal to twelve (12) times the value of the Company’s monthly share of the cost of coverage

-6- (i.e., premiums) for Participant’s group health coverage benefits as in effect for the Participant and the Participants’ beneficiaries immediately prior to the Participant’s termination of employment (the “Health Benefit”), if any. The additional payment shall be subject to all applicable taxes and other withholdings. This additional payment is intended to compensate a Participant for his/her post-termination health benefits coverage; however, there are no restrictions on the use of such additional payment. It shall be the sole responsibility of a Participant who participates in a Company-sponsored benefit plan to elect to continue or convert his/her current plan coverage and comply with all applicable plan rules and deadlines. Further, it shall be the responsibility of a Participant to investigate all coverage options available to him/her – including, without limitation, COBRA, a family member’s employer’s plan, or Health Insurance Marketplace coverage. For purposes of clarity and avoidance of doubt, the value of the Company’s monthly share of the cost of coverage for Participant’s Health Benefit shall be equal to the excess of (a) the cost for one (1) month pursuant to the health care continuation rights afforded by reason of the statute known as the Consolidated Omnibus Budget Reconciliation Act (or “COBRA”) of the Health Benefit, over (b) the amount paid by the Participant as an active employee for the Health Benefit immediately prior to the Participant’s termination of employment; provided, however, that in this calculation, any administrative cost that is added to the actuarially determined cost of COBRA continuation coverage shall not be included. Notwithstanding anything in this Section 4.1 to the contrary, in the event the Participant breaches or violates any non-competition, non-solicitation, non-poach, intellectual property, work product, confidentiality, non-disclosure, return of property or other material covenant set forth in the Participant’s employment agreement or otherwise entered into by the Participant with the Company, as determined in the sole discretion of the Company, the Company shall have the right to cease or terminate the severance pay benefits otherwise provided for in the Plan, shall have no further obligation to make any severance pay benefits to the Participant, and the Participant shall immediately reimburse the Company in full for any severance pay benefits already paid to the Participant pursuant to the Plan, in addition to any and all other rights or remedies available to the Company under the Plan or applicable law. 4.2 Other Severance Benefits. Notwithstanding anything in this Article 4, if, at the time a Participant’s employment with the Company terminates, the Participant is entitled to any severance or separation pay by reason of any pre-existing agreement or arrangement applicable to such Participant other than by reason of the terms of the Plan (“Other Separation Pay”), the severance pay benefits otherwise payable to the Participant under this Article 4 shall be reduced by the amount of such Participant’s Other Separation Pay. A Participant’s entitlement to Other Separation Pay shall be deemed to be severance pay benefits provided for under and shall be incorporated into the Plan for purposes of the Plan’s administrative procedures. To the extent any severance pay benefits under this Plan are subject to Code Section 409A, the provisions regarding the time and manner such severance pay benefits are to be made shall be preserved so as to avoid (if possible) a violation of the requirements of Code Section 409A that would be deemed to occur due to a change in time or manner of payment of a taxable benefit. 4.3 Consequences of a Change in Control. In the event a Participant’s employment is terminated by the Company without Cause or by the Participant for Good Reason during a Change in Control Period, and provided the Participant executes, and does not thereafter revoke,

-7- a Release, the Participant shall be entitled to receive, in lieu of the severance pay provided for under Section 4.1.1 and additional payment provided for under Section 4.1.2, two (2) times the Participant’s Base Salary, plus an amount equal to two (2) times the Participant’s Bonus Equivalent, payable in bi-weekly installments or other regular installments in accordance with the Company’s payroll practices, beginning on the Severance Payment Commencement Date, for a period of twenty-four (24) months, and shall also be entitled to a lump sum payment equal to two times the payment calculated pursuant to Section 4.1.2, payable at the same time as the payment provided for under Section 4.1.2. 4.4 Required Release and Other Requirements. As a condition to a Participant’s receipt of payments and/or benefits provided for under the Plan, the Participant must timely execute and deliver to the Company a Release, and all applicable revocation periods must have expired prior to the Severance Payment Commencement Date. The Company shall provide the Participant with the form of Release within ten (10) days following his or her termination of employment. A Participant’s eligibility to receive payments and/or benefits under the Plan shall automatically be null and void upon the Participant’s failure to timely sign, or subsequent revocation of, such Release. In addition, the Participant must timely execute such other documentation that formalizes the Participant’s resignation from the Board, the boards of any Subsidiaries or affiliates of the Company, and any other positions with the Company and its Subsidiaries or affiliates to be eligible for receipt of payments and/or benefits under the Plan. 4.5 Excess Parachute Payments. Notwithstanding anything in this Article 4 to the contrary, in the event payments to a Participant under the Plan would cause any amounts to be subject to loss of deductibility pursuant to Code Section 280G and/or to excise taxes under Code Section 4999, the amount of the payments to such Participant shall be reduced, if possible, to the extent necessary so that no portion of the payments under the Plan are subject to the aforementioned provisions of the Code; provided, however, that the aforementioned reduction to Plan payments shall not be made (and payments of the Plan benefits shall be made in full) if such full payment of Plan benefits produces a better net after-tax position for the Participant (taking into account any applicable excise tax under Section 4999 of the Code and any other applicable taxes). In no event shall the Company be obligated to pay any tax gross-up payment to a Participant by reason of the Participant’s participation in the Plan. 4.6 Reimbursement. Notwithstanding any other provision of the Plan, in the event that the Company (or one of its Subsidiaries or affiliates) hires or re-hires a person who previously received severance benefits under this Plan, and the number of months between the person’s termination of employment and the date of his or her hiring or re-hiring by the Company (or one of its Subsidiaries or affiliates) is less than the number of months in the Severance Period, then the Company, in its sole discretion, may require the recipient to repay to the Company (or its Subsidiary or affiliate) an amount equal to the aggregate amount of his or her severance pay under Section 4.1.1 plus any additional payment provided for under Section 4.1.2, multiplied by a fraction, the numerator of which is the number of months in the Severance Period minus the number of months (with any partial months prorated accordingly) between the person’s termination of employment and the date of his or her hiring or re-hiring, and the denominator of which is the number of months in the Severance Period.

-8- 4.7 Notwithstanding anything in Section 4.1 or 4.3, any payments that are to be made in installments may be paid in a lump sum at any time during the period in which there are any remaining unpaid installments; provided, however, that this Section 4.7 shall be applicable only with respect to installment payments that are exempt from Code Section 409A by reason of the short-term deferral and/or separation pay exemptions provided for in Treasury Regulation Section 1.409A-1(b)(4) and (9). ARTICLE 5 ADMINISTRATION 5.1 Plan Administrator. As defined in Section 3(16)(A) of ERISA, the Company shall be the Plan Administrator. The Administrator shall have the exclusive right, power, and authority to interpret, apply, administer and operate the Plan, in its sole and absolute discretion. 5.2 Delegation of Duties. The Administrator, in its sole discretion, may delegate to any person or persons, severally or jointly, the responsibility for the preparation and filing of all disclosure material and reports which the Administrator is required to file by law. The Administrator, in its sole discretion, may designate any person or persons, severally or jointly (which designation shall be stated in writing and communicated to Participants), to serve and function as the Administrator with responsibility for the day to day administration and operation of the Plan. 5.3 Rules, Regulations and Procedures. The Administrator, subject to the provisions of the Plan, may establish or adopt such rules, regulations and procedures as it deems necessary, in its sole discretion, to carry out the provisions of the Plan. 5.4 Discretionary Actions. The Administrator shall have the power of full and final determination and decision as to all issues concerning eligibility and claims for benefits under the Plan and all matters involving the interpretation of the provisions of the Plan and determination of any and all questions (whether of fact, disputed fact or otherwise) arising in connection with the administration of the Plan or any claim arising under the Plan, and such determinations and decisions with respect to any individual’s rights, claims or benefits under the Plan shall be entitled to the maximum deference permitted by law. Any determination or decision made, action taken or interpretation adopted by the Administrator pursuant to this Section shall be final, conclusive and binding. With respect to any decision that is delegated to the Company in its sole discretion under the Plan, any review of such decision that shall be undertaken in the capacity of the Administrator shall be implemented by a Company executive (or committee consisting of Company employees) who is (or are) not subject to the supervision of the Company representative originally exercising such discretion. 5.5 Benefit Claims Procedure. In accordance with Section 503 of ERISA and the regulations of the Secretary of Labor prescribed thereunder: 5.5.1 All claims for benefits under the Plan shall be filed in writing with the Administrator in accordance with such procedures as the Administrator shall establish. 5.5.2 The Administrator shall, within ninety (90) days of submission of a claim for benefits under the Plan, provide adequate notice in writing to any claimant with a description

-9- of any material or information which is necessary in order for the claimant to perfect his or her claim and an explanation of why such information is necessary. If special circumstances require an extension of time for processing the claim, the Administrator shall furnish the claimant a written notice of such extension prior to the expiration of the ninety (90) day period. The extension notice shall indicate the reasons for the extension and the expected date for a final decision, which date shall not be more than one hundred eighty (180) days from the initial claim. 5.5.3 The Administrator shall, upon written request by a claimant within sixty (60) days of receipt of the notice that his or her claim for benefits under the Plan has been denied, afford a reasonable opportunity to such claimant for a full and fair review by the Administrator of the decision denying the claim. The Administrator will attempt to make his or her decision on the claim review as soon as practicable, and in no event will the Administrator take more than one hundred twenty (120) days to send the claimant a written notice of its decision on the claim review. The decision of the Administrator is final and binding on all parties. 5.6 Indemnification. The Administrator shall indemnify any individual who is a director, officer or employee of the Company, or his or her heirs and legal representatives, against all liability and reasonable expense, including counsel fees, amounts paid in settlement and amounts of judgments, fines or penalties, incurred or imposed upon him or her in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative in connection with his or her duties with respect to the Plan, provided that such act or omission does not constitute gross negligence or willful misconduct. ARTICLE 6 MISCELLANEOUS 6.1 Right to Amend or Terminate. The Company reserves the right, in its sole discretion, to modify, amend, suspend, discontinue or terminate the Plan, in whole or in part, at any time, prospectively or retroactively, and for any reason, with or without notice, as it deems appropriate, by action of the Administrator; provided, however, that no such modification, amendment, suspension, discontinuance or termination made during the period starting ninety (90) days prior to a Change in Control, and ending one (1) year after the Change in Control shall affect any right of any Participant to claim benefits under the Plan without the Participant’s consent; and provided further that the Company may amend the amount of separation benefits payable to Participants only with the approval of the Board or the Leadership Development and Compensation Committee of the Board. Any modification, amendment, suspension, discontinuance or termination shall be effective as of the date determined by the Administrator. All modifications, amendments, suspensions, discontinuances or terminations of the Plan shall be in writing. Notwithstanding anything in this Section 6.1 to the contrary, no amendment to the Plan shall apply to the detriment of any Participant who has become eligible for benefits under the Plan by reason of a termination of such Participant’s employment prior to the date of such amendment, without such Participant’s consent. 6.2 Benefits Payable from General Assets. Benefits payable hereunder shall be paid exclusively from the general assets of the Company that employed the Participant, and no person entitled to payment hereunder shall have any claim, right, security interest, or other interest in

-10- any fund, trust account, insurance contracts or other asset of the Company. The Company need not fund or otherwise provide for the benefits payable under this Plan; however, nothing in this Section 6.2 shall be interpreted as precluding the Company from funding or setting aside amounts in anticipation of paying such benefits. Any benefits payable to a Participant under this Plan shall represent an unsecured claim by such Participant against the general assets of the Company that employed such Participant. In no event shall benefits payable hereunder be the financial responsibility of any officer or shareholder of the Company or of any successor thereto who does not assume liabilities hereunder or of any related corporation which may be looked to for such payment. 6.3 Assignment of Benefits. Benefits payable under the Plan shall not be subject to assignment, alienation, transfer, pledge, encumbrance, commutation or anticipation by a Participant. Any attempt to assign, alienate, transfer, pledge, encumber, commute or anticipate Plan benefits shall be void. In addition, no interest under the Plan shall be in any manner subject to levy, attachment or other legal process to enforce payments of any claim against a Participant, except to the extent required by law. Notwithstanding any provision of the Plan to the contrary, however, if a Participant who has been terminated by the Company other than for Cause or resigns from his or her employment with the Company for Good Reason, and is otherwise eligible for severance pay benefits under the Plan, dies before such severance pay benefits are paid out to the Participant, then any severance pay benefits that would have been payable to such Participant hereunder had he or she not died shall be paid to his or her estate, heirs or legal representatives and in such case all references to a Participant shall, where applicable, apply to such estate, heirs or legal representatives, as the case may be. 6.4 No Contract for Continued Services. Neither the establishment of the Plan nor any action of the Company, the Administrator, or any fiduciary shall be held or construed as creating or constituting any contract for continued employment or services between the Company and a Participant or a contract of employment for a set term between the Company and any of its employees, and nothing herein contained shall give the Participant the right to be retained as an employee of the Company. The provisions of the Plan do not establish, nor should they be construed to create or constitute, a precedent or entitlement for another situation, or any contractual rights or obligations between the Company and any of its employees. 6.5 Tax Matters. The Plan is structured so that all payments under the Plan are, to the maximum extent possible, exempt from Code Section 409A by reason of the short-term deferral rules set forth in Treasury Regulation Section 1.409A-1(b)(4) and/or the separation pay exemption set forth in Treasury Regulation Section 1.409A-1(b)(9), or are otherwise compliant in all regard with Code Section 409A and shall be interpreted consistent with that intent. Notwithstanding any other provision of this Plan or other compensation and benefit plans of the Company, any payments or benefits due under this Plan shall be paid, and this Plan shall be interpreted, in a manner that is intended to provide that any such payments or benefits shall not be subject to any tax or interest under Code Section 409A. Notwithstanding anything in this Plan to the contrary, if, at the time of a Participant’s termination of employment with the Company, such Participant is a “specified employee” (as such term is defined in Code Section 409A), and the deferral of the commencement of any payment otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Code Section 409A, then the Company will defer the commencement of the

-11- payment of any such payments (without any reduction in such payments ultimately paid or provided to such Participant) until the date that is six months following such Participant’s termination of employment with the Company (or the earliest date as is permitted under Code Section 409A or such payment shall be restructured, to the extent possible, in a manner, as determined by the Administrator, that does not cause such an accelerated or additional tax. Each payment made under this Plan shall be designated as a “separate payment” within the meaning of Code Section 409A. The Administrator shall consult with the Participant in good faith regarding the implementation of the provisions of this Section; provided, that neither the Administrator nor the Company, or any of its employees or representatives, shall have any liability to the Participant with respect thereto or in the event that any payment benefit provided hereunder is subject to taxation under Code Section 409A. Notwithstanding the foregoing, the Company makes no representations or warranties regarding the tax treatment of any payments made to any Participant under the Plan and the Participant shall be liable for all income and wage taxes imposed on the Participant by reason of the Participant’s participation in the Plan. The Company shall be entitled to and shall in all events deduct and withhold from any payments made pursuant to the Plan all amounts required to be deducted or withheld for federal, state or local income or wage taxes, or otherwise required to be withheld by any applicable law. 6.6 WARN Act. The Company is voluntarily offering this Plan to Participants. Any Severance Pay paid or provided under this Plan will serve to offset any notice, payments or benefits required under the WARN Act or any other applicable law or regulation, and vice versa, to the fullest extent allowed by applicable law. 6.7 Unauthorized Payment. If any person receives any payment or benefit under the Plan that is not authorized by this Plan, the Company shall be entitled to reimbursement of such payment or benefit from any person to whom, or for whom, such payment or benefit was paid, and to exercise all rights and remedies available under applicable law to recover such reimbursement. In addition to reimbursement of such unauthorized payment or benefit, the Company shall be entitled to recover the reasonable attorneys’ fees and costs for any suit brought by the Company to recover such unauthorized payment or benefit. If an unauthorized payment or benefit was paid to any person or entity as a result of misconduct, fraud, misrepresentation or other illegal conduct by or on behalf of the payee, the Company, in addition to reimbursement of such unauthorized payment or benefit, shall be entitled to recover interest on such unauthorized payment or benefit at the highest rate allowable by law, from the date of payment until the date of recovery, plus reasonable attorneys’ fees and costs for any suit brought to recover such unauthorized payment or benefit. In addition, for purposes of clarity and avoidance of doubt, and not by way of limitation, in the event a Participant’s employment is terminated and payments or benefits were made under the Plan to such Participant, and facts later come to light that demonstrate to the Administrator’s satisfaction that such Participant had engaged in activity or conduct that would have constituted Cause and resulted in such Participant being terminated for Cause, any Plan payments made to such Participant shall constitute unauthorized payments subject to terms and conditions of this Section 6.7. 6.8 Successor. This Plan and the rights and obligations of the Company hereunder shall inure to the benefit of and be binding upon any successor to the Company. The term “successor” means, with respect to the Company, any corporation or other business entity that, by merger, consolidation, purchase of assets or otherwise acquires all or a material part

-12- of the assets of the Company. This Severance Plan shall not be terminated by the voluntary or involuntary dissolution of the Company. 6.9 Severable. Each provision of this Plan is intended to be severable and the invalidity, illegality or unenforceability of any portion of this Plan shall not affect the validity, legality, or enforceability of the remainder. 6.10 Integration Clause. This Plan supersedes any and all prior severance plans, programs, policies, arrangements or practices of the Company (whether written or unwritten), including, without limitation, any severance plan, program, policy, arrangement or practice acquired or assumed by the Company in connection with the Company’s acquisition of another employer, unless the Company, in its sole discretion, determines otherwise, which determination must be stated in writing by the Company. Notwithstanding the preceding sentence, and except as otherwise expressly set forth in Section 4.2, the Plan does not supersede the severance, separation, retention or change of control provisions of any written individual employment contract or written agreement between a Participant and the Company. 6.11 Governing Law. The Plan shall be governed by and construed as administered and enforced in accordance with ERISA and, where appropriate and not otherwise preempted, this Plan shall be governed by and construed and applied in accordance with the laws of the State of Maine (without reference to rules relating to conflicts of laws). 6.12 Definition of Words. Feminine or neuter pronouns shall be substituted for those of the masculine form, the plural shall be substituted for the singular, and vice-versa, in any place or places herein where the context may require such substitution or substitutions. IN WITNESS WHEREOF the Plan has been signed and sealed for and in behalf of the Company by its duly authorized representative, this _____ day of December, 2024. _____________________________ By:__________________________ Authorized Signatory